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                                                                    EXHIBIT 23.1


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and the related Prospectus of Province Healthcare Company for the registration of $150,000,000 of its convertible subordinated notes due 2005 and the registration of 3,781,440 shares of its common stock and to the incorporation by reference therein of our report dated February 22, 2000, with respect to the consolidated financial statements and schedule of Province Healthcare Company included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


We also consent to the incorporation by reference in the Registration Statement and related Prospectus of our report dated July 23, 1999 with respect to the combined financial statements of Doctors' Hospital of Opelousas and certain affiliated entities included in the Form 8-K/A of Province Healthcare Company dated August 16, 1999, filed with the Securities and Exchange Commission.



                                                     /s/ Ernst & Young LLP






Nashville, Tennessee
March 15, 2001